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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of


     Greater Community Bancorp:

As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 1996 included in this Form 10-KSB, into the Company's previously filed Registration Statement No. 33-24988.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 26, 1997


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